THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND THE COMPANY HAS RELIED UPON AN EXEMPTION TO THE REGISTRATION REQUIREMENT UNDER THE ACT FOR THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE TO ITS HOLDER. THEREFORE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER ARE RESTRICTED SECURITIES AND MAY NOT BE SOLD OR TRANSFERRED TO ANY THIRD PARTY WITHOUT EITHER BEING REGISTERED UNDER THE ACT OR UPON RECEIPT OF AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.



DATED: December 29, 2000                                                  NO. __


                                     WARRANT

                            nSTOR TECHNOLOGIES, INC.

                       Warrant to Purchase 500,000 Shares
                          of Common Stock, par value $.05 per share

                   VOID AFTER 5:00 P.M., EASTERN STANDARD TIME
                                     ON DECEMBER 29, 2003


        This certifies that, for value received, H. Irwin Levy ("Levy"), or registered assigns (collectively with Levy, the "Holder"), is entitled to purchase from nStor Technologies, Inc., a Delaware corporation (the "Company"), Five Hundred Thousand (500,000) fully paid and nonassessable shares (the "Shares") of the Common Stock, par value $.05 per share, of the Company ("Common Stock") at a price of $1.50 per Share (the "Exercise Price") at any time or from time to time after June 30, 2001, subject to the prior cancellation of this Warrant as set forth in Section 1(d), to and including 5:00 p.m., Eastern Standard Time on December 31, 2003 (the "Exercise Period"), subject to the terms, conditions and adjustments set forth in this Warrant (the "Warrant").

1.      Exercise of Warrants.
(a) This Warrant may be exercised in whole or in part by the Holder during the Exercise Period upon presentation and surrender hereof, with the attached Purchase Form duly executed, at the office of the Company located at 100 Century Boulevard, West Palm Beach, FL 33417, accompanied by full payment of the Exercise Price multiplied by the number of Shares of the Company being purchased (the "Purchase Price"), whereupon the Company shall cause the appropriate number of Shares to be issued and shall deliver to the Holder, as promptly as practicable, a certificate representing the Shares being purchased. This Warrant may be exercised for not less than 1,000 Shares and in additional increments of 1,000 Shares at any time and from time to time during the Exercise Period. Upon each partial exercise hereof, a new warrant evidencing the remainder of the Shares will be issued to the Holder, at the Company's expense, as soon as reasonably practicable, at the same Exercise Price, for the same Exercise Period, and otherwise of like tenor as the Warrant partially exercised.

(b) Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified or bank cashier's check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of the Purchase Price, (ii) by surrender to the Company of this Warrant in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares to which this Warrant is being exercised multiplied by (y) a fraction, the numerator of which is the Current Market Price (as defined below) of the Common Stock less the Exercise Price and the denominator of which is the Current Market Price, or (iii) by surrender to the Company for cancellation certificates representing (A) shares of Common Stock of the Company owned by the Holder (properly endorsed for transfer in blank) having a Current Market Price (as defined below) on the date of Warrant exercise equal to the Purchase Price or (B) shares of Series G Preferred Stock of the Company owned by the Holder (properly endorsed in blank) having a stated value equal to the Purchase Price. For purposes of this Section 1(b), the term "Current Market Price" shall mean, on any date specified herein, the amount per share of the Common Stock, equal to (i) the last reported sale price of such Common Stock, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, (ii) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date,
(iii) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (iv) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by an independent investment banking firm selected jointly by the Company and the Holder or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that the Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Current Market Price.

(c) The Holder shall be deemed for all purposes to have become the holder of record of the Shares so purchased upon exercise of this Warrant as of the close of business on the date as of which this Warrant, together with a duly executed Purchase Form, was delivered to the Company and payment of the Purchase Price was made, regardless of the date of delivery of any certificate representing the Shares so purchased, except that if the Company were subject to any legal requirements prohibiting it from issuing shares of Common Stock on such date, the Holder shall be deemed to have become the record holder of such Shares on the next succeeding date as of which the Company ceased to be so prohibited.

(d) Notwithstanding anything to the contrary contained in this Warrant, in the event that the Company shall redeem all or a portion of the outstanding Series G Preferred Stock, par value $.01 per share, held by the Holder on or before June 30, 2001, then a corresponding pro-rata portion of this Warrant shall be canceled ("Canceled Warrants") and all rights of the Holder hereunder with respect to the Canceled Warrants shall be terminated. If any portion of this Warrant is canceled pursuant to the preceding sentence, the Holder shall promptly surrender this Warrant to the Company. If less than all of this Warrant is canceled pursuant to this Section 1(b), the Company shall promptly, upon receipt of this Warrant from the Holder, issue to the Holder a new warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

        2. Exchange; Transfer or Assignment.
This Warrant is exchangeable, without expense, at the option of the Holder, upon surrender hereof to the Company for other warrants of like tenor of different denominations entitling the Holder to purchase in the aggregate the same number of Shares purchasable hereunder. Subject to compliance with Section 5, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with an assignment form attached hereto duly completed and executed (with signature guaranteed), whereupon the Company, if it determines that the proposed assignment is permitted pursuant to the provisions hereof, shall register the assignment of this Warrant in accordance with the information contained in the assignment form and shall execute and deliver a new warrant or warrants in the name of the assignee or assignees named in such assignment form (and, if applicable, a new warrant in the name of the Holder evidencing any remaining portion of the Warrant not theretofore transferred or assigned) and this Warrant shall promptly be canceled. Conditions to the transfer of this Warrant or any portion thereof shall be that the proposed transferee deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions of this Warrant.

        3. Rights and  Obligations of Warrant  Holders.
This Warrant does not confer upon the Holder any rights as a shareholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed herein and the Holder, by acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant. Each Holder, by acceptance of this Warrant, agrees that the Company and its transfer agent, if any, may, prior to any presentation of this Warrant for registration of transfer, deem and treat the person in whose name this Warrant is registered as the absolute, true and lawful owner of this Warrant for all purposes whatsoever and neither the Company nor any transfer agent shall be affected by any notice to the contrary.

        4. Covenants and Warranties of the Company.
The Company covenants and agrees that: (i) all Shares which may be issued and delivered upon exercise of this Warrant and payment of the Purchase Price will, upon delivery, be duly authorized, validly issued, fully-paid and nonassessable shares of Common Stock; and (ii) the Company shall at all times during the Exercise Period reserve and keep available a number of authorized but unissued shares of Common Stock sufficient to permit the exercise in full of this Warrant. The Company will take all such actions as may be necessary to assure that all shares of Common Stock may be so issued without violation by the Company of any applicable law or government regulation or any requirement of any securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance, which the Company will transmit promptly upon issuance of such shares). The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

        The Company represents and warrants that: (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; (ii) the Company has all requisite corporate power and authority to issue this Warrant and to consummate the transactions contemplated hereby, and such issuance and consummation will not conflict with, result in a material breach of, constitute a material default under or material violation of any provision of the Company's Certificate of Incorporation or Bylaws, and to the best knowledge of the Company, any law or regulation of any governmental authority or any provision of any agreement, judgment or decree affecting the Company; and (iii) all corporate action required to be taken by the Company in connection with the execution and delivery of this Warrant and the performance of the Company's obligations hereunder has been taken.

        5. Disposition of Warrants or Shares.
The Holder  acknowledges  that  neither  this  Warrant  nor the Shares have been registered under the Act or applicable state law. The Holder agrees, by acceptance of this Warrant, (i) that no sale, transfer or distribution of this Warrant or the Shares shall be made except in compliance with the Act and the rules and regulations promulgated thereunder, including any applicable prospectus delivery requirements and the restrictions on transfer set forth herein, and (ii) that if distribution of this Warrant or any Shares is proposed to be made by him or it otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or applicable state law.

        6.     Adjustment.
The number of Shares purchasable upon the exercise of this Warrant and the Exercise Price per Share are subject to adjustment from time to time as provided in this Section 6.

               (a) Subdivision or  Combination  of Shares.  If the Company
shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares (including a stock split effected as a stock dividend) or combine its outstanding shares of Common Stock into a lesser number of shares, the number of Shares issuable upon exercise of this Warrant shall be adjusted to such number as is obtained by multiplying the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or combination by a fraction, the numerator of which is the aggregate number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination and the denominator of which is the aggregate number of shares of Common Stock outstanding immediately prior to such subdivision or combination, and the Exercise Price per Share shall be correspondingly adjusted to such amount as shall, when multiplied by the number of Shares issuable upon full exercise of this Warrant (as increased or decreased to reflect such subdivision or combination of outstanding shares of Common Stock, as the case may be), equal the product of the Exercise Price per Share in effect immediately prior to such subdivision or combination multiplied by the number of Shares issuable upon full exercise of this Warrant immediately prior to such subdivision or combination.

               (b) Effect of Sale, Merger or Consolidation. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or sale of all or substantially all of the Company's assets to another corporation shall be effected after the date hereof in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the basis and the terms and conditions specified in this Warrant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Warrant, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions of this Warrant (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and delivered to the Holder at its last address appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing sentence, the Holder may be entitled to purchase.

               (c) Notice to Holder of Adjustment. Whenever the number of Shares purchasable upon exercise of this Warrant or the Exercise Price per Share is adjusted as herein provided, the Company shall cause to be mailed to the Holder, in accordance with the provisions of Section 9 hereof, notice setting forth the adjusted number of Shares purchasable upon the exercise of the Warrant and the adjusted Exercise Price and showing in reasonable detail the computation of the adjustment and the facts upon which such adjustment is based.

               (d) Notices to Holder of Certain Events. If at any time after the date hereof:

                      (i) the Company shall declare any dividend or other distribution upon or with respect to the Common Stock payable otherwise than in cash out of the consolidated net income of the Company and any subsidiaries thereof, including any dividend payable in shares of Common Stock or other securities of the Company; or

                      (ii) the Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into stock or any rights to subscribe thereto; or

                      (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value or as result of the subdivision or combination of shares), or any conversion of the Shares into securities of another corporation, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and which does not result in any reclassification or change of the Shares issuable upon exercise of the Warrants); or

                      (iv)   there  shall  be  a   voluntary   or   involuntary
                             dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to the Holder, not less than ten (10) days before any record date or other date set for the definitive action, written notice of the date upon which the books of the Company shall close or a record shall be taken for purposes of such dividend, distribution or subscription rights or upon which such reorganization, reclassification, conversion, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the number of Shares and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of record of the shares of Common Stock shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, conversion, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise the Warrants shall terminate).

               (e) Fractional Shares. The Company shall not be required to issue any fraction of a Share upon the exercise of this Warrant. The number of full Shares which shall be issuable upon the full or partial exercise of this Warrant shall be computed on the basis of the aggregate number of Shares as to which this Warrant is being exercised. In lieu of any fractional interest in a Share otherwise deliverable upon the exercise of this Warrant, the Company shall pay a cash adjustment (which may be effected as a reduction of the amount to be paid by the Holder upon such exercise) in respect of such fraction of a Share in an amount equal to the same fraction multiplied by the closing sales price of the Common Stock on the principal securities exchange on which the Common Stock is traded, or if the Common Stock is not so listed for trading, the closing bid price of the Common Stock, in each case on the date of the notice of exercise required pursuant to Section 1 above, or the next succeeding trading date, if the date of such notice is not a trading date, or if the Common Stock is not traded on such dates, the next succeeding trading date on which the Common Stock is traded.

               (f) No Other Adjustments. No adjustment to the number of Shares subject to this Warrant or the Exercise Price per Share shall be made pursuant to this Section 6 except as expressly provided herein.

        7.  Registration  Rights  Agreement.
The Shares issuable upon exercise of this Warrant shall constitute Registrable Securities (as such term is defined in that certain Registration Rights Agreement dated as of the date hereof by and between the Company and the initial Holder of this Warrant (the "Registration Rights Agreement")). Each Holder of this Warrant is entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such Holder, by its acceptance of this Warrant, agrees to be bound by and comply with the terms and conditions of the Registration Rights Agreement applicable to such Holder as a holder of such Registrable Securities.

        8.  Survival.
The various rights and obligations of the Holder and of the Company as set forth in Sections 3, 4, and 5 hereof shall survive the exercise of this Warrant and the surrender of this instrument upon such exercise.

        9.  Notice.
All notices required by this Warrant to be given or made by the Company shall be given or made by first class mail, postage prepaid, addressed to the registered holder hereof at the address of such holder as shown on the books of the Company.

        10. Loss or  Destruction.
Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company and its counsel, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

        11.    Miscellaneous.

               (a) Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated except by a written instrument executed by the Company and the Holder.

               (b) This Warrant shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

               (c) Each provision of this Warrant shall be interpreted in such a manner as to be effective, valid and enforceable under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Warrant in such jurisdiction or any provision hereof in any other jurisdiction.

               (d) No course of dealing or delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, power or remedies.

               (e) The Company shall pay all expenses incurred by it in connection with, and all documentary stamp and other taxes (other than stock transfer taxes) and other governmental charges that may be imposed in respect of, the issue, sale and delivery of this Warrant and the Shares issuable upon the exercise hereof.

               (f) This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company and the successors and permitted assigns of the Holder.


                      [SIGNATURES APPEAR ON FOLLOWING PAGE]



        IN WITNESS WHEREOF the Company has caused this Warrant to be executed by its duly authorized officer as of the 29th day of December, 2000.



ATTEST:                             nSTOR TECHNOLOGIES, INC.


By: /s/ Orilla F. Floyd                            By:  /s/ Jack Jaiven
Name:   Orilla F. Floyd                            Jack Jaiven
Title:  Secretary                                  Vice President



                                   ASSIGNMENT

        To be executed by the registered holder to effect a permitted transfer of the within Warrant. Capitalized terms have the same meanings ascribed to them in the within Warrant.


FOR VALUE RECEIVED__________________________________ ("Assignor") hereby sells, assigns and transfers unto

                                            ("Assignee")
-------------------------------------------
(Name)


(Address)



the right to purchase __________ shares of Common Stock of nStor Technologies, Inc. evidenced by the within Warrant, together with all right, title and interest therein, and does irrevocably constitute and appoint _____________________________ attorney to transfer the said right on the books of said corporation with full power of substitution in the premises.

        In satisfaction of a condition to the effectiveness of this assignment, Assignor hereby certifies that Assignee is a corporation controlled by or under common control with Assignor.


Date:                                              Assignor:
       -----------------------


                                       By:
                                      Its:


                                        Signature:
                                                  ----------------------------


                                  PURCHASE FORM

        To be executed upon exercise of the within Warrant. Capitalized terms have the same meanings ascribed to them in the within Warrant.


TO:  nStor Technologies, Inc.

        The undersigned hereby exercises the right to purchase _____________ Shares of Common Stock evidenced by the within Warrant, according to the terms and conditions thereof, and hereby makes payment of the Purchase Price. The undersigned requests that certificates for the Shares shall be issued in the name set forth below:

Dated:                              Name:__________________________________

                                         ----------------------------------
                                    (Address)
                                         ----------------------------------

                                     Social Security No.___________________
                                     or other identifying number